Exhibit 10.6

FIRST AMENDMENT AND CONSENT
TO AMENDED AND RESTATED FINANCING AGREEMENT

FIRST AMENDMENT AND CONSENT, dated as of June 13, 2006 (this "Amendment"), to the Amended and Restated Financing Agreement referred to below, by and between COMMAND SECURITY CORPORATION, a New York corporation (the "Company"), and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT").

WHEREAS, the Company and CIT are parties to that certain Amended and Restated Financing Agreement dated as of March 22, 2006 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Financing Agreement"), pursuant to which CIT has agreed to make revolving credit loans to the Company from time to time in an aggregate amount at any time outstanding not to exceed the Revolving Line of Credit (as defined in the Financing Agreement);

WHEREAS, the Company and Sterling Protective Group, Inc. (the "Seller") have entered into an Agreement for Purchase and Sale of Assets, dated June 13, 2006 (the "Asset Purchase Agreement"), pursuant to which the Company has agreed to purchase substantially all of the assets and properties of the Seller (the "Protective Assets"); and

WHEREAS, CIT is willing to enter into this Amendment in order to (i) consent to the purchase by the Company of the Protective Assets pursuant to the Asset Purchase Agreement and (ii) amend certain other terms and conditions of the Financing Agreement, in each case subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.  Definitions in Amendment. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement.

2.  Definitions in the Financing Agreement. Section 1 of the Financing Agreement is hereby amended as follows:

(a)  The definition of the term "Asset Purchase Agreement" is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

"'Asset Purchase Agreement' means that certain Agreement for Purchase and Sale of Assets, dated June 13, 2006, by and between the Company, as buyer, and Sterling Protective Group, Inc., as seller, pursuant to which the Company has agreed to purchase, and, on and as of the closing of the transactions contemplated thereby, shall purchase, the Protective Assets from such seller."

(b)  The definition of the term "Protective Acquisition Documents" is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

"'Protective Acquisition Documents' means the Asset Purchase Agreement and all other agreements, promissory notes, instruments and other documents executed or delivered in connection with the Asset Purchase Agreement."

(c)  The definition of the term "Protective Assets" is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

"'Protective Assets' means all of the assets (tangible and intangible) purchased by the Company pursuant to the Asset Purchase Agreement."

(d)  The definition of the term "First Amendment" is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

"'First Amendment' means the First Amendment and Consent to the Amended and Restated Financing Agreement dated as of June 13, 2006, by and between the Company and CIT."

(e)  The definition of the term "First Amendment Effective Date" is hereby inserted in appropriate alphabetical order, to read in its entirety as follows:

"'First Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of the First Amendment have been fulfilled or waived."

(f)  The definition of the term "Permitted Indebtedness" is hereby amended and restated in its entirety to read as follows:

"'Permitted Indebtedness' shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under this Financing Agreement; (d) deferred Taxes and other expenses incurred in the ordinary course of business; (e) other Indebtedness existing on the date of execution of the Existing Financing Agreement and listed in the most recent financial statement delivered to CIT or otherwise disclosed to CIT in writing prior to the Original Closing Date; and (f) unsecured Indebtedness owing by the Company to Sterling Protective Group, Inc. pursuant to the terms of the Asset Purchase Agreement (as in effect on the First Amendment Effective Date); provided that no payments on such Indebtedness may be paid except in accordance with the express terms and conditions of the Protective Acquisition Documents (as in effect on the First Amendment Effective Date)."

3.  Amendments to Protective Acquisition Documents. Section 7 of the Financing Agreement is hereby amended by inserting a new Section 7.16 immediately after Section 7.15, which new Section 7.16 shall read in its entirety as follows:

"7.16. Without the prior written consent of CIT, the Company agrees that it will not amend, change, agree to any amendment or other change to (or make any payment consistent with any amendment or other change to) or waive any of its rights under any of the Protective Acquisition Documents."

4.  Conditions Precedent. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to CIT, of each of the following conditions precedent (the first date upon which all such conditions shall have been fulfilled or waived being herein called the "First Amendment Effective Date"):

(a)  Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 7 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to CIT pursuant hereto on or prior to the First Amendment Effective Date shall be correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)  Delivery of Documents. CIT shall have received on or before the First Amendment Effective Date the following, each in form and substance satisfactory to CIT and, unless indicated otherwise, dated the First Amendment Effective Date:

(i)  counterparts of this Amendment which bear the signatures of the Company and CIT;

(ii)  a certificate of an Executive Officer, certifying (A) that attached thereto are complete and correct copies of the Asset Purchase Agreement and all other Protective Acquisition Documents, (B) that attached thereto is a copy of the resolutions of the Company authorizing the execution, delivery and performance by the Company of this Amendment, and the performance of the Financing Agreement as amended by this Amendment, (C) the names and true signatures of the representatives of the Company authorized to sign this Amendment, together with evidence of the incumbency of such authorized officers, (D) that the charter and by-laws of the Company have not been amended or otherwise modified since the Restatement Effective Date and that the copies thereof previously delivered to CIT are true, correct and complete, and (E) that all conditions to the effectiveness of the purchase of the Protective Assets have been satisfied;

(iii)  satisfactory evidence that no less than $105,000 in trust fund liabilities of Sterling Heights Protection Agency, Inc. has been paid (the "Initial Payment") to the Department of Treasury, Internal Revenue Service (the "IRS"), which Initial Payment shall partially satisfy obligations owing to the IRS totaling approximately $188,000 as of the date hereof (the difference between the Initial Payment and the total obligations being hereinafter referred to as the "IRS Balance");

(iv)  satisfactory evidence that taxes in an amount equal to no less than $150,000 upon the Seller and payable to the State of Florida in respect of outstanding sales tax liabilities of Seller or Sterling Heights Protection Agency for the periods June 2004 through May 2006 have been paid;

(v)  a fully executed copy of that certain Factoring and Security Agreement, dated on or about the date hereof (the "New Factoring Agreement"), by and between Seller and Florida Corporate Funding, Inc. (the "Factor"), which New Factoring Agreement shall provide, among other things, a satisfactory collateral description;

(vi)  a copy of that certain UCC-1 filed against the Seller and naming the Factor as the secured party, which UCC-1 statement shall provide, among other things, a satisfactory collateral description;

(vii)  UCC termination statements, amendments, releases of security interests and other instruments or documentation evidencing the termination or amendment (as applicable) of each lien described on Exhibit A attached hereto; and

(viii)  such other agreements, instruments and other documents as CIT may reasonably request from the Company.

(c)  Amendment Fee. CIT shall have received payment of a non-refundable amendment fee equal to $6,500, which fee shall be fully earned when paid (it being agreed and understood that CIT may charge the Revolving Loan Account in respect of such amendment fee).

(d)  Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be satisfactory to CIT and its counsel, and CIT and such counsel shall have received from the Company all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as CIT or such counsel may reasonably request.

(e)  Consummation of Acquisition. (i) The Company shall have purchased pursuant to the Asset Purchase Agreement (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of CIT), and shall have become the owner, free and clear of all liens (other than (A) Permitted Encumbrances, and (B) each lien described on Exhibit B hereto), of all of the Protective Assets and (ii) each of the Seller and the Company shall have fully performed all of the obligations to be performed by such person on or prior to the First Amendment Effective Date under the Asset Purchase Agreement and the other Protective Acquisition Documents.

(f)  Documentation Fee and Out-of-Pocket-Expenses. The Company shall have paid to CIT, in immediately available funds, (i) a Documentation Fee in the amount of $1,000 in consideration of the preparation, execution and delivery of this Amendment by CIT’s in-house legal department, and (ii) an amount equal to the amount of all Out-of-Pocket-Expenses which were incurred by CIT in connection with the preparation, execution and delivery of this Amendment and the other related agreements, instruments and documents. Such Documentation Fee and Out-of-Pocket-Expenses shall be due and payable in full on the date hereof and may, at CIT’s option, be charged to the Company’s Revolving Loan Account.

5.  Conditions Subsequent. The obligation of CIT to continue to make Revolving Loans (or otherwise extend credit under the Financing Agreement) is subject to CIT’s receipt, within 3 Business Days of the First Amendment Effective Date, of (a) an escrow agreement, by and between CIT and Cliff Ingber (or any designee of Mr. Ingber acceptable to CIT), in his capacity as escrow agent, which escrow agreement shall (i) be in form and substance satisfactory to CIT and (ii) govern an escrow account (the "Escrow Account") for the deposit (and any subsequent disposition) of the IRS Balance (and any future deposits for potential interest due on the IRS Balance), and (b) satisfactory evidence that an amount equal to no less than the IRS Balance has been deposited into the Escrow Account.

6.  Representations and Warranties. The Company hereby represents and warrants to CIT as follows:

(a)  Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 7 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to CIT pursuant hereto on or prior to the First Amendment Effective Date are correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties are true and correct in all material respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)  Organization, Good Standing, Etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

(c)  Authorization, Etc. The execution, delivery and performance by the Company of this Amendment, and the performance by the Company of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action on the part of the Company, (ii) do not and will not contravene the Company’s charter or by-laws, any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d)  Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required in connection with the due execution, delivery and performance by the Company of this Amendment, or for the performance of the Financing Agreement, as amended hereby.

(e)  Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which the Company is a party is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(f)  Protective Acquisition Documents. The Company has delivered to CIT a complete and correct copy of each of the Asset Purchase Agreement, including all schedules and exhibits thereto, and all other Protective Acquisition Documents. The Protective Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The Protective Acquisition Documents are the legal, valid and binding obligations of the Company, and to the best knowledge of the Company, each of the other parties thereto, enforceable against the Company, and to the best knowledge of the Company, each of the other parties thereto, in accordance with their terms.

(g)  Consummation of Acquisition. All conditions precedent to the purchase of the Protective Assets by the Company have been fulfilled or (with the written consent of CIT) waived, the Protective Acquisition Documents have not been amended or otherwise modified, and there has been no breach of any term or condition of the Protective Acquisition Documents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other person is required for such acquisition, other than such as have been or will be obtained on or prior to the First Amendment Effective Date. As of the First Amendment Effective Date, the Company has acquired pursuant to the Protective Acquisition Documents, and has become the owner of all of the Protective Assets, free and clear of any lien other than (i) Permitted Encumbrances and (ii) each lien described on Exhibit B hereto.

7.  Consent. Notwithstanding anything to the contrary set forth in Section 7.9(g) of the Financing Agreement, CIT hereby consents to the acquisition of the Protective Assets by the Company pursuant to the Asset Purchase Agreement and agrees that such acquisition shall be permitted for all purposes of the Financing Agreement and the other Loan Documents. The foregoing consent shall be effective on the First Amendment Effective Date. Notwithstanding the foregoing, (a) in no event shall any of the Protective Assets constituting Accounts (hereinafter, the "Protective Accounts") be deemed “Eligible Accounts Receivable” and/or included in the calculation of the Borrowing Base under the Financing Agreement until CIT shall have performed a field examination and valuation of the Protective Accounts, the results of which shall be satisfactory to CIT, and (b) CIT shall establish an Availability Reserve in an amount equal to all Unpaid Taxes upon the Seller described on Exhibit C hereto, which Availability Reserve shall be released or otherwise adjusted from time to time upon delivery to CIT of (i) satisfactory evidence that such Unpaid Taxes have been paid to the proper taxing authorities and (ii) all termination statements, releases of security interests and other instruments or documentation evidencing the termination of each lien described on Exhibit B attached hereto. The Company hereby agrees (x) to the establishment (and any subsequent adjustment) of the Availability Reserve established pursuant to this Section 7, and (y) that upon the occurrence and during the continuance of any Event of Default, CIT is hereby authorized (but in no event obligated) in its sole discretion to pay the amount of any Unpaid Taxes to the proper taxing authority for the Company’s account and to charge the Revolving Loan Account therefor.

8.  Miscellaneous.

(a)  Continued Effectiveness of the Financing Agreement. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Company is a party to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of CIT under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

(b)  Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.

(c)  Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)  Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(e)  Amendment as Loan Document. The Company hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made by the Company under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made or if the Company fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Amendment.

(f)  Collateral. It is understood and agreed that all Collateral (including the Protective Assets) shall secure the Obligations under the Loan Documents. In addition, the Company confirms and agrees that to the extent that any Loan Document purports to assign or pledge to CIT, or to grant to CIT a lien on any collateral as security for the Obligations of the Company from time to time existing in respect of the Financing Agreement and the Loan Documents, such pledge, assignment and/or grant of a lien is hereby ratified and confirmed in all respects.

(g)  Waiver of Jury Trial. EACH OF THE COMPANY AND CIT HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Company:

COMMAND SECURITY CORPORATION, a New York corporation

By:
Name:
Title:

CIT:

THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation

By:
Name:
Title:

EXHIBIT A

Liens to be terminated or amended on or before the First Amendment Effective Date

DEBTOR	SECURED PARTY	RECORD NUMBER	JURISDICTION

Sterling Heights Protection Agency, Inc.	Capital TempFunds, Inc.	200303395603	Florida SOS
Sterling Heights Protection Agency, Inc.	Florida Corporate Funding, Inc.	200304246865	Florida SOS

EXHIBIT B

Liens to be terminated after the First Amendment Effective Date

DEBTOR	SECURED PARTY	RECORD NUMBER	JURISDICTION

Sterling Heights Protection Agency, Inc.	IRS	191559704	Florida SOS
Sterling Heights Protection Agency, Inc.	IRS	211260305	Florida SOS
Sterling Heights Protection Agency, Inc.	IRS	230765805	Florida SOS
Sterling Heights Protection Agency, Inc.	IRS	235058105	Florida SOS

EXHIBIT C

Copy of Schedule 4.1.2 to the Asset Purchase Agreement